UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 27, 2014

SOUTH STATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	001-12669	57-0799315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 27, 2014, South State Corporation (the “Company”) entered into an Amendment to the Credit Agreement (as amended, the “Agreement”) with U.S. Bank National Association (the “Lender”) dated October 28, 2013.  The Agreement provides for a $20 million unsecured line of credit by the Lender to the Company. The maturity date of the Agreement is October 26, 2015, provided that the Agreement may be extended subject to the approval of the Lender.

Borrowings by the Company under the Agreement will bear interest at a rate per annum equal to 1.75% plus the one-month LIBOR rate quoted by the Lender from Reuters Screen LIBOR01 Page or any successor thereto, as described in further detail in the Agreement.  For a period of not less than 30 consecutive days during each 12-month period of the Agreement, the Company must be prepay so much of the aggregate outstanding principal amount of loans as is necessary to reduce the aggregate outstanding amount of loans to an amount equal to $0 at all times during such 30-day period. The Company currently has no outstanding loans under the Agreement.

Under the terms of the Agreement, each quarter the Company is required pay an unused commitment fee based upon the average principal balance outstanding during any calendar quarter.  As the average balance outstanding increases, the unused commitment fee decreases.  Assuming the entire line of credit remains unused for the period of this agreement (364 days), the Company would pay the Lender $55,000 in an unused fee.  This would be the maximum fee paid annually.

The Agreement contains customary representations, warranties, covenants and events of default, including, without limitation, financial covenants requiring that the Company maintain (i) a total risk-based capital ratio not less than 11.5% as of the last day of any fiscal quarter, (ii) along with its Bank Subsidiary, a “well-capitalized” status at all times, (iii) a non-acquired non-performing assets to tangible capital ratio equal to or less than 18%, and (iv) with respect to its Bank Subsidiary net income, excluding gains or losses resulting from the sale of investments or other capital assets (other than transactions in the ordinary course of business) and excluding gains or expenses on acquisitions arising from the acquisition method of accounting for business combinations, of at least $10.0 million for each fiscal quarter thereafter.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment filed as Exhibit 10.2 to this Current Report on Form 8-K to the Credit Agreement between the Company and the Lender, dated as of October 28, 2013, filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on October 29, 2013, each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The relevant disclosure set forth in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1

Credit Agreement, dated as of October 28, 2013, by and between First Financial Holdings, Inc., as borrower, and U.S. Bank National Association, as lender (filed as Exhibit 10.1 of First Financial Holdings, Inc.’s Current Report on Form 8-K, filed October 29, 2013, and incorporated herein by reference)

10.2	Amendment No. 1, dated as of October 27, 2014, to Credit Agreement, dated as of October 28, 2013, by and between South State Corporation, as borrower, and U.S. Bank National Association, as lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION
(Registrant)

Date: October 31, 2014	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President,
Chief Financial Officer and
Chief Operating Officer

Exhibit Index

Exhibit No.	Description

10.1

Credit Agreement, dated as of October 28, 2013, by and between First Financial Holdings, Inc., as borrower, and U.S. Bank National Association, as lender (filed as Exhibit 10.1 of First Financial Holdings, Inc.’s Current Report on Form 8-K, filed October 29, 2013, and incorporated herein by reference)

10.2	Amendment No. 1, dated as of October 27, 2014, to Credit Agreement, dated as of October 28, 2013, by and between South State Corporation, as borrower, and U.S. Bank National Association, as lender